AMENDMENT NO. 6
TO AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST OF
AIM INTERNATIONAL MUTUAL FUNDS
     This Amendment No. 6 (the “Amendment”) to the Amended and Restated Agreement and Declaration of Trust of AIM International Mutual Funds (the “Trust”) amends, effective April 30, 2010, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the “Agreement”).
     Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.
     WHEREAS, the Trust desires to amend the Agreement to change the registrant name effective April 30, 2010, from AIM International Mutual Funds to AIM International Mutual Funds (Invesco International Mutual Funds); and
     WHEREAS, the Trust desires to amend the Agreement to change the following Funds’ names effective April 30, 2010:

CURRENT NAME	NEW NAME
AIM Asia Pacific Growth Fund	Invesco Asia Pacific Growth Fund
AIM European Growth Fund	Invesco European Growth Fund
AIM Global Growth Fund	Invesco Global Growth Fund
AIM Global Small & Mid Cap Growth Fund	Invesco Global Small & Mid Cap Growth Fund
AIM International Core Equity Fund	Invesco International Core Equity Fund
AIM International Growth Fund	Invesco International Growth Fund;
     NOW, THEREFORE, the Agreement is hereby amended as follows:
   1. Any and all references to AIM International Mutual Funds are hereby changed to AIM International Mutual Funds (Invesco International Mutual Funds).
   2. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.
   3. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.
   4. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of February 26, 2010.
By: /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

EXHIBIT 1
“SCHEDULE A
AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)
PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Asia Pacific Growth Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares

Invesco European Growth Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares Investor Class Shares

Invesco Global Growth Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares

Invesco Global Small & Mid Cap Growth Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares

Invesco International Core Equity Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares Investor Class Shares

Invesco International Growth Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares”